Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees' Stock Option Plan of OccuLogix, Inc. (the "Company") of our report dated February 28, 2005, with respect to the consolidated financial statements and schedules of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



Toronto, Ontario                                /s/ Ernest and Young LLP
April 29, 2005                                  Chartered Accountants